UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

ASB BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina (State or other jurisdiction of incorporation or organization)	001-35279 (Commission File Number)	45-2463413 (IRS Employer Identification No.)

11 Church Street, Asheville, North Carolina 28801

(Address of principal executive offices) (Zip Code)

(828) 254-7411

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of shareholders of ASB Bancorp, Inc. (the “Company”) was held on May 19, 2016. As of the March 30, 2016 record date, there were 3,985,475 shares of common stock outstanding, all of which were entitled to vote. There were 3,720,935 shares present in person or by proxy.

(b) The final vote results for each of the matters submitted to a vote of shareholders at the annual meeting were as follows:

1.	The shareholders elected the following individuals as directors of the Company, each to serve for a three-year term or until their respective successors have been elected and qualified, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Suzanne S. DeFerie	2,784,357	191,822	744,756
Leslie D. Green	2,788,009	188,170	744,756
Lawrence B. Seidman Wyatt S. Stevens	2,764,220 2,797,055	211,959 179,124	744,756 744,756

The shareholders elected the following individual as director of the Company, to serve for a two-year term or until his respective successor has been elected and qualified, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Kenneth J. Wrench	2,794,149	182,030	744,756

2.	The shareholders ratified the selection of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,596,547	62,036	62,352	Not applicable

3.	The shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,674,843	211,978	89,358	744,756

(c) Not applicable.

(d) Not applicable.

Item 8.01	Other Events.

Beginning May 20, 2016, the Company will make available and distribute to analysts and prospective investors the slide presentation made at the Company’s annual meeting on May 19, 2016. The presentation materials include information regarding the Company’s operating and growth strategies and financial performance. The presentation materials will also be posted to the Company’s website on May 20, 2016. The presentation materials are attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Number	Description

	99.1	Presentation Materials

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ASB BANCORP, INC.

Date: May 20, 2016	By:	/s/ Suzanne S. DeFerie
Suzanne S. DeFerie
President and Chief Executive Officer